6/1/23, 8:19 AM about:blank about:blank 1/1 CORPORATE ACCESS NUMBER: 206475261 BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT WESTPORT FUEL SYSTEMS INC. AMENDED ITS ARTICLES ON 2023/06/01.

6/1/23, 8:20 AM about:blank about:blank 1/2 Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2023/06/01 Service Request Number: 39845788 Corporate Access Number: 206475261 Business Number: 899046379 Legal Entity Name: WESTPORT FUEL SYSTEMS INC. French Equivalent Name: Legal Entity Status: Active Alberta Corporation Type: Named Alberta Corporation New Legal Entity Name: WESTPORT FUEL SYSTEMS INC. New French Equivalent Name: Nuans Number: 118829795 Nuans Date: 2016/05/30 French Nuans Number: French Nuans Date: Share Structure: REFER TO "SHARE STRUCTURE" ATTACHMENT. Share Transfers Restrictions: NO RESTRICTIONS. Number of Directors: Min Number Of Directors: 1 Max Number Of Directors: 10 Business Restricted To: THERE ARE NO RESTRICTIONS PLACED ON THE BUSINESS OF THE CORPORATION. Business Restricted From: THERE ARE NO RESTRICTIONS PLACED ON THE BUSINESS OF THE CORPORATION. Other Provisions: REFER TO "OTHER RULES OR PROVISIONS" ATTACHMENT. BCA Section/Subsection: 173(1)(F) Professional Endorsement Provided: Future Dating Required: Amendment Date: 2023/06/01 Annual returns are outstanding for the 2023 file year(s). Annual Return File Year Date Filed 2022 2022/09/21 2021 2021/04/21 2020 2021/02/25

6/1/23, 8:20 AM about:blank about:blank 2/2 Attachment Attachment Type Microfilm Bar Code Date Recorded Amended Annual Return 10000504100521947 2005/08/12 Consolidation, Split, Exchange ELECTRONIC 2008/07/21 Share Structure ELECTRONIC 2012/07/09 Other Rules or Provisions ELECTRONIC 2012/07/09 Consolidation, Split, Exchange ELECTRONIC 2023/06/01 Registration Authorized By: ADAM WERYHA SOLICITOR The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

BUSINESS CORPORATIONS ACT Alberta ARTICLES OF AMENDMENT 1. Name of Corporation 2. Corporate Access Number WESTPORT FUEL SYSTEMS INC. 206475261 3. 4. Pursuant to Section 173(1)(£) of the Business Corporations Act (Alberta), the Atticles of the Corporation are amended to consolidate all of the issued and outstanding common shares in the capital of the Corporation on the basis of ten (10) existing shares being consolidated into one (1) new common share provided however, that no holder of common shares will be entitled to receive any fractional common shares as a result of this consolidation, nor any compensation in lieu of a fractional share interest, as set forth in the Schedule to the Articles of Amendment attached hereto. DATE _M_d_,,� 2.._S _ , 2023 SIGNATURE TITLE WSLEGAL\079850\0000 l \34257289vl June 1, 2023 - SN

6/1/23, 8:20 AM about:blank about:blank 1/1 SCHEDULE TO ARTICLES OF AMENDMENT OF WESTPORT FUEL SYSTEMS INC. (the "Corporation") The Articles of the Corporation are amended as follows: 1. To consolidate all of the issued and outstanding common shares of the Corporation (the "Common Shares") on a 10:1 basis, such that every ten (10) Common Shares of the Corporation shall be consolidated into one (1) Common Share of the Corporation (the "Share Consolidation"). 2. No fractional Common Shares will be issued as a result of the Share Consolidation. Any fractional Common Shares resulting from the Share Consolidation will be rounded down to the nearest whole number of Common Shares that such Shareholder would otherwise be entitled to receive upon implementation of the Share Consolidation. Any fractional Common Share that is rounded down will be disregarded and cancelled without any repayment of capital or other compensation.

SCHEDULE TO ARTICLES OF AMENDMENT OF WESTPORT FUEL SYSTEMS INC. (the "Corporation") The Articles of the Corporation are amended as follows: 1. To consolidate all of the issued and outstanding common shares of the Corporation (the "Common Shares") on a 10:1 basis, such that every ten (10) Common Shares of the Corporation shall be consolidated into one (1) Common Share of the Corporation (the "Share Consolidation"). 2. No fractional Common Shares will be issued as a result of the Share Consolidation. Any fractional Common Shares resulting from the Share Consolidation will be rounded down to the nearest whole number of Common Shares that such Shareholder would otherwise be entitled to receive upon implementation of the Share Consolidation. Any fractional Common Share that is rounded down will be disregarded and cancelled without any repayment of capital or other compensation. WSLEGAL1087522100009\24979185v4

CORPORATE ACCESS NUMBER: 206475261 Government of Alberta U BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT WESTPORT INNOVATIONS INC. CHANGED ITS NAME TO WESTPORT FUEL SYSTEMS INC. ON 2016/06/01,

BUSINESS CORPORATIONS ACT

Alberta

ARTICLES OF AMENDMENT

1. Name of Corporation	2. Corporate Access Number
WESTPORT INNOVATIONS INC.	**206475261**

3. Pursuant to subsection 173(1)(a) of the *Business Corporations Act* (Alberta), the Articles of the Corporation be amended by changing the name of the Corporation from Westport Innovations Inc. to **WESTPORT FUEL SYSTEMS INC.**

4. DATE	SIGNATURE	TITLE
June 1, 2016	[signature]	Solicitor

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

JUN 1 2016

s:\c4\corpserv\alf\lab\831760.DOCX

Name Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2016/06/01

Service Request Number: 25233866
Corporate Access Number: 206475261
Legal Entity Name: WESTPORT INNOVATIONS INC.
French Equivalent Name:
Legal Entity Status: Active

Alberta Corporation Type: Named Alberta Corporation
New Legal Entity Name: WESTPORT FUEL SYSTEMS INC.
New French Equivalent Name:
Nuans Number: 118829795
Nuans Date: 2016/05/30
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2016	2016/04/04
2015	2015/05/19
2014	2014/06/27

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Amended Annual Return	10000504100521947	2005/08/12
Consolidation, Split, Exchange	ELECTRONIC	2008/07/21
Share Structure	ELECTRONIC	2012/07/09
Other Rules or Provisions	ELECTRONIC	2012/07/09

Registration Authorized By: MATT OLSON SOLICITOR

CORPORATE ACCESS NUMBER: 206475261 Government of Alberta ■ BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT AND REGISTRATION OF RESTATED ARTICLES WESTPORT INNOVATIONS INC. AMENDED ITS ARTICLES ON 2012/07/09.

BUSINESS CORPORATIONS ACT FORM 4 ALBERTA CONSUMER AND CORPORATE AFFAIRS ARTICLES OF AMENDMENT 1. NAME OF CORPORATION: WESTPORT INNOVATIONS INC. 2. CORPORATE ACCESS NUMBER: 206475261 3. THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED TO: 1. Pursuant to Section 180 of the Business Corporations Act (Alberta), new policy has been implemented that articles of amendment must be accompanied by restated articles, which are attached hereto. 2. Pursuant to Section 173(1)(n) of the Business Corporations Act (Alberta), the articles of the Corporation be amended by deleting the existing "Other Provisions" in their entirety and replacing it with the "Other Rules or Provisions Schedule" attached hereto. DATE jut. et , 2012 SIGNATURE •••••••••91, elignature of Director or Authorized Officer /3/2•J-r .gee4ez-0 Please Print Name of Signatory TITLE •Di-recter Soi-te-11-014.. REGISTERED ON THE ALBERTA REGISTRIES CORES SYSTEM 'JUL 0 9 2012 529975 vl

OTHER RULES OR PROVISIONS Attached to and Forming Part of the Articles of Incorporation of WESTPORT INNOVATIONS INC. (a) The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation. (b) A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election. (c) Meetings of the shareholders of the Corporation may be held in any location as shall be determined by the directors of the Corporation, and either inside or outside of Alberta or British Columbia.

Alberta RESTATED ARTICLES OF INCORPORATION Business Corporations Act Section 180 1. Name of Corporation: WESTPORT INNOVATIONS INC. 2, Corporate Access Number: 206475261 3. The classes of shares, and any maximum number of shares that the corporation is authorized to issue: Refer to "Share Structure" attachment. 4. Restrictions on share transfers (if any): No Restrictions. 5. Number, or minimum and maximum number of directors: Minimum - 1 Maximum - 10 6. If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s): There are no restrictions placed on the business of the Corporation. 7. Other provisions (if any): Refer to "Other Rules or Provisions" attachment. The Restated Articles of Incorporation correctly set out above, without substantive change represent the Articles of Incorporation as amended and supersede the original Articles of Incorporation. Date ,2012 Signature S. nature of Director or Authorized Officer /7<i4:1404) Please Print Name of Signatory Title 54°•••• I t, I 1 ea- RTGISTETRE D ON THE ALBERTA REGISTRIES CORES SYSTEM JUL 0 9 2012 529915 v1

SHARE STRUCTURE Attached to and Forming Part of the Articles of Incorporation of WESTPORT INNOVATIONS INC. 1. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE: (a) An unlimited number of Common Shares; and, (b) An unlimited number of Preferred Shares. 1.A The Directors of the Corporation may at any time issue any Preferred Shares in one or more series, each series to consist of such number of shares as may be determined by the Directors. The Directors may determine at the time of issuance the designation, rights, privileges, restrictions and conditions attaching to the shares of each series. SPECIAL RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO EACH CLASS OF SHARES (I) DIVIDENDS (A) Subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to which to any series of Preferred shares, the Directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends. (II) REPAYMENT OF CAPITAL (A) On the winding-up, liquidation or dissolution of the Corporation or upon the happening of any other event giving rise to a distribution of the Corporation's assets other than by way of dividend amongst its Shareholders for the purposes of winding-up its affairs (any such occurrence is hereafter called "Winding-Up"), subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to attach to any series of Preferred shares, the holders of all shares shall be entitled to participate pan passu.

-2 (III) VOTING RIGHTS AND RESTRICTIONS (A) Common shares. At all meetings of Shareholders of the Corporation, each holder of Common shares shall be entitled to one (1) vote for each Common share held. (B) Preferred shares. The holders of the Preferred shares shall have no right to receive notice of or to be present at or vote either in person or by proxy, at any general meeting of the Corporation by virtue of or in respect of their holdine, of Preferred Shares.

(a) (b) OTHER RULES OR PROVISIONS Attached to and Forming Part of the Articles of Incorporation of WESTPORT INNOVATIONS INC. The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation, A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election. (c) Meetings of the shareholders of the Corporation may be held in any location as shall be determined by the directors of the Corporation, and either inside or outside of Alberta or British Columbia.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2012/07/09

Service Request Number:	18258142
Corporate Access Number:	206475261
Legal Entity Name:	WESTPORT INNOVATIONS INC.
French Equivalent Name:	
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	WESTPORT INNOVATIONS INC.
New French Equivalent Name:	
Nuans Number:	PRE-CONV
Nuans Date:	1995/03/20
French Nuans Number:	
French Nuans Date:	

Share Structure:	REFER TO "SHARE STRUCTURE" ATTACHMENT.
Share Transfers Restrictions:	NO RESTRICTIONS.
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	THERE ARE NO RESTRICTIONS PLACED ON THE BUSINESS OF THE CORPORATION.
Business Restricted From:	THERE ARE NO RESTRICTIONS PLACED ON THE BUSINESS OF THE CORPORATION.
Other Provisions:	REFER TO "OTHER RULES OR PROVISIONS" ATTACHMENT.
BCA Section/Subsection:	173(1)(N)

Professional Endorsement Provided:	
Future Dating Required:	

Annual Return

File Year	Date Filed
2012	2012/05/16
2011	2011/04/07

2010 2010/11/09 Attachment Attachment Type Microfilm Bar Code Date Recorded Amended Annual Return 10000504100521947 2005/08/12 Consolidation, Split, Exchange -ELECTRONIC 2008/07/21 Share Structure ELECTRONIC 2012/07/09 Other Rules or Provisions ELECTRONIC 2012/07/09 Registration Authorized By: BRUCE 11 BBARD SOLICITOR

CORPORATE ACCESS NUMBER: 206475261 Alberti BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT WESTPORT INNOVATIONS INC. AMENDED ITS ARTICLES ON 2008/07/21.

BUSINESS CORPORATIONS ACT Alberta 1. 3. Name of Corporation WESTPORT INNOVATIONS INC. ARTICLES OF AMENDMENT 2. Corporate Access Number 206475261 Pursuant to subsection 173(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by consolidating the issued and outstanding Common Shares of the Corporation on the basis of 1 new Common Share for each Three and One Half (3.5) Common Share presently issued and outstanding and disregarding any resulting fractional shares, with any such fractional shares otherwise issuable rounded down to the nearest whole number. WSI,egal 036683 \000S7,177,{3,11v r01-I C.? 0? ,aoR e 3:e4.2e729Ry L -1;7161:37FFE67- THE ALBERTA REGISTRIES CORES SYSTEM JUL 2 1 2000 01'

Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2008/07/21 Service Request Number: 11861788 Corporate Access Number: 206475261 Legal Entity Name: WESTPORT INNOVATIONS INC. French Equivalent Name: Legal Entity Status: Active Alberta Corporation Type: Named Alberta Corporation New Legal Entity Name: WESTPORT INNOVATIONS INC, New French Equivalent Name: Nuans Number: PRE-CONV Nuans Date: 1995/03/20 French Nuans Number: French Nuans Date: Share Structure: Share Transfers Restrictions: Number of Directors: Min Number Of Directors: Max Number Of Directors: Business Restricted To: Business Restricted From: Other Provisions: BCA Section/Subsection: Professional Endorsement Provided: Future Dating Required: Annual Return File Year Date Filed 2008 2008/06/25 2007 2008/02/25 2006 2006/06/06 Attachment

Attachment Type Microfilm Bar Code Date Recorded Amended Annual Return 10000504100521947 2005/08/12 Consolidation, Split, Exchange ELECTRONIC 2008/07/21 Registration Authorized By: BRUCE A. HIBBARD SOLICITOR

rens"""4""r"""r4",„tA""reArAr„to","tm4 Alberta GOVERNMENT OF ALBERTA CORPORATE ACCESS NUMBER 20647526 BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT WESTPORT INNOVATIONS INC. AMENDED ITS ARTICLES ON MAY 21, 1997. Registrar of Corpora \ I \ I /R. /11/4 /11/4 / REG 3066 (96/01)

BUSINESS CORPORATIONS ACT (SECTIONS 27 or 171) Alberta FORM 4 ARTICLES OF AMENDMENT 1. NAME OF CORPORATION: WESTPORT INNOVATIONS INC. 2. ALBERTA CORPORATE ACCESS NUMBER: 20647526 3. ITEM NO, OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION OF THE BUSINESS CORPORATIONS ACT. Pursuant to subsection 167(1)(m) of the Business Corporations Act (Alberta), Article 6 of the Articles of the Corporation be and it is hereby amended by adding the following as item (f) thereto: "(f) Meetings of the shareholders of the Corporation may be held anywhere in the Provinces of Alberta or British Columbia as shall be determined by the directors of the Corporation." c FI MAY 2 EL1 1997, Registrar of Corporations e of MartaProvinc 10,71, MAS\C4\DRO1\MAY\3022.ART

Alpena REGISTRIES CORPORATE ACCESS NUMBER 20647526 BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT WESTPORT INNOVATIONS INC. AMENDED ITS ARTICLES ON JUNE 30, 1995. \c" AL AF', (I) 0 < 0 f-- 4L- _ ,40 A, - vI AIT Ok P' Registrar of Corporations REG 3066 (95/01) CCA-06-102

FORM 4 BUSINESS CORPORATIONS ACT (Section 27 or 167) ARTICLES OF AMENDMENT 1. NAME OF CORPORATION: 2. CORPORATE ACCESS NO. WESTPORT INNOVATIONS INC. 20647526 3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS: 1. Section 3 of the Articles of the Corporation shall, pursuant to section 167(1)(1) of the Business Corporations Act (Alberta) (the "Act") be amended by removing therefrom the restrictions on share transfers as contained therein, and substituting therefore: "No restrictions." 2. Section 6 of the Articles of the Corporation shall, pursuant to section 167(1)(m) of the Act be amended by removing therefrom the provisions contained in paragraphs (c), (d) and (e). DATE: JUNE 30, 1995 SIGNATURE: 1;":I c e"L AY474.---41x TITLE: SOLICITOR il i JUN 3 01995 Registrar of Corpora110.4tProvince of Aibe

t t I I t t t 41. CORPORATE ACCESS NUMBER 20647526 BUSINESS CORPORATIONS ACT CERTIFICATE OF INCORPORATION WESTPORT INNOVATIONS INC. WAS INCORPORATED IN ALBERTA ON MARCH 20, 1995 Registrar of Corporations I k. ► I ► REG 3066 (94/10) CCA-06-102